UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2006

Traffic.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51746	25-1823631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

851 Duportail Road, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(610) 725-9700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2006, Traffic.com, Inc. (“Traffic.com”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Square 1 Bank.  The Loan and Security Agreement provides for maximum borrowing of $12,000,000 and terminates on August 27, 2008.  Borrowing under the Loan and Security Agreement will be limited by a borrowing base which is defined as 80% of Eligible  Accounts (as defined in the Loan and Security Agreement).  Traffic.com has the right to terminate the Loan and Security Agreement on thirty days’ notice without penalty or prepayment fee.

Borrowings made pursuant to the Loan and Security Agreement will bear interest, payable monthly, at the Bank’s prime loan rate,  plus 0.50%.  Under the Loan and Security Agreement, Traffic.com has paid a commitment fee of $10,000 and is obligated to pay an unused facility fee equal to 0.25% of unused available funds, paid quarterly, on an annualized basis per annum.

The Loan and Security Agreement contains customary affirmative and negative covenants for revolving credit facilities of this type, including covenants with respect to liquidity, EBITDA, other indebtedness, liens, investments, distributions, merger and acquisitions, dispositions of assets, change of business and transactions with affiliates.

The Loan and Security Agreement provides for customary events of default with corresponding grace periods, including the failure to pay any principal or interest when due, failure to comply with covenants, material misrepresentations, certain bankruptcy, insolvency or receivership events, imposition of certain judgments and the liquidation or merger of Traffic.com.

Traffic.com’s obligations under the Loan and Security Agreement are secured by all of Traffic.com’s assets (excluding government sensors) and a negative pledge on Traffic.com’s intellectual property.

The foregoing description of the Loan and Security Agreement is qualified in its entirety by reference for the Loan and Security Agreement, which is filed as Exhibit 10.26 hereto and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Interests.

In connection with the execution of the Loan and Security Agreement, Traffic.com issued to Square 1 Bank a warrant (the “Warrant”) to purchase 26,087 shares of Traffic.com common stock.  The exercise price of the Warrant is $4.60 per share, which is equal to the closing price of Traffic.com’s common stock on the date of execution of the Loan and Security Agreement.  The Warrant is immediately exercisable and expires on August 28, 2013.  No additional consideration was paid by Square 1 Bank in connection with its receipt of the Warrant.

The foregoing description of the Warrant is qualified in its entirety by reference to the Warrant which is filed as Exhibit 4.29 hereto and incorporated herein.

Traffic.com is relying on the exemption to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) set forth in Section 4(2) of the Securities Act and Regulation D promulgated thereunder with respect to the issuance of the Warrant and other available exemptions with respect to the issuance of Traffic.com common stock upon the exercise of the Warrant.

Item 9.01 Financial Statements and Exhibits.

                (d)  Exhibits

4.29	Warrant to purchase common stock, dated August 28, 2006.
10.26	Loan and Security Agreement, dated as of August 28, 2006, by and between Traffic.com, Inc. and Square 1 Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Traffic.com, Inc.

August 30, 2006	By:	/s/ Andrew Maunder
Name: Andrew Maunder
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.29	Warrant to purchase common stock, dated August 28, 2006.
10.26	Loan and Security Agreement, dated as of August 28, 2006, by and between Traffic.com, Inc. and Square1 Bank.